Exhibit 5.1

March 11, 2016

SciVac Therapeutics Inc.

13 Gad Feinstein Road

Rehovot, Central District of Israel

76100

RE:	Registration Statement on Form F-4 (Reg. No. 333-208761)

Dear Sirs/Mesdames:

We have acted as Canadian counsel to SciVac Therapeutics Inc., a corporation incorporated under the laws of British Columbia (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of the above captioned registration statement on Form F-4 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of 649,999,981 common shares (the “Shares”) of the Company, to be issued upon completion of the merger of Seniccav Acquisition Corporation, a Delaware corporation and a direct and wholly owned subsidiary of the Company (“Merger Sub”), with and into VBI Vaccines Inc., a Delaware corporation (“VBI”), as described in the Registration Statement. This opinion is being delivered at your request.

In connection with the preparation of the Registration Statement and this opinion, we have examined, considered and relied upon originals or copies certified to our satisfaction of each of the following documents (collectively, the “Documents”):

(a)	the Company’s Articles and Notice of Articles;

(c)	records of corporate proceedings of the Company approving the issuance of the Shares;

(d)	the Agreement and Plan of Merger, dated as of October 26, 2015, as amended on December 17, 2015, by and among the Company, VBI and Merger Sub; and

(e)	such other documents, statutes, regulations, public and corporate records as we have deemed appropriate to give this opinion.

We have relied upon the factual matters contained in the representations and other factual statements of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In such examination, we have assumed without any independent investigation: (a) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents; and (b) that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing and as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the Documents, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We do not express any opinion with respect to the laws of any jurisdiction other than British Columbia and the laws of Canada specifically applicable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Blake, Cassels & Graydon LLP under the caption “Legal Matters” in the Prospectus filed as part of the Registration Statement. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP